                                                                    Exhibit 99.2
                                                                    ------------


For Immediate Release
---------------------


                 AASTROM BIOSCIENCES REPORTS FINANCIAL RESULTS
                          FOR ITS FIRST FISCAL QUARTER

   -- Company Also Initiates Planned Operational Changes to Support Business
                            Combination Strategy  --

Ann Arbor, Michigan, October 21, 1999 - Aastrom Biosciences, Inc. (Nasdaq: ASTM) announced today financial results for its first fiscal quarter. The Company also announced the initiation of planned reductions in operations designed to decrease operating expenses and to align the Company's resources with its current focus on pursuing corporate strategic alternatives, including a possible merger or acquisition. Aastrom has retained Salomon Smith Barney to assist with this process.

For the first quarter ended September 30, 1999, the Company reported a net loss of $3,535,000, or $.21 per common share, compared to a net loss of $3,362,000, or $.27 per common share for the same period last year. Revenues were $385,000 for the quarter ended September 30, 1999 compared to $163,000 in 1998. The revenues for the first quarter of fiscal year 2000 include product sales of $114,000 for AastromReplicell(TM) System therapy kits and equipment rentals, up from $34,000 last quarter. They also reflect repeat sales of therapy kits from
the fourth quarter of the last fiscal year.   There were no sales or rental
revenues in the quarter ended September 30, 1998.

"The Company has now successfully brought its first product, the AastromReplicell(TM) System, to the European marketplace for stem cell and cord blood therapies, and we are pleased to report increased product revenues. However, given the current financing alternatives available to the Company in the U.S. and European capital markets, we believe that a business combination can best achieve the objective of leveraging the product line into broader market opportunities," stated R. Douglas Armstrong, Ph.D., President and CEO of Aastrom. Dr. Armstrong continued, "The previously planned operational changes that we are now implementing are intended to use our existing resources to best support the corporate partnering direction."

Costs and expenses for the quarter ended September 30, 1999 were $4,001,000, compared to $3,744,000 in 1998. Management noted that cost and expenses for the quarter ended September 30, 1999 include cost of product sales of $1,230,000, consisting principally of AastromReplicell(TM) System inventory that was written down as a result of the operational changes being announced today. Otherwise, 1999 expenses reflect a decline in research and development expense for the AastromReplicell(TM) System from $3,093,000 in 1998 to $1,610,000 in 1999 as the product line reached the European marketplace. Selling, general and administrative expense increased from $651,000 in 1998 to $1,161,000 in 1999, relating to increased European marketing costs for the AastromReplicell(TM) System and other European activities.

The operational changes are expected to reduce recurring operating expenses by an estimated 30%. Staff and operations that are required for product support, technology transfer and key management to support the merger and acquisition process have been retained. Grant-funded research activities will also continue, as well as preparatory activities for clinical trials in adult cord blood transplantation and in the treatment of severe osteoporosis. The Company has suspended further European marketing of the AastromReplicell(TM) System and has deferred its U.S. clinical trial programs while strategic partnering is pursued. Further reductions in expenses may become necessary to bring the partnering process to completion.

Aastrom reported cash reserves of $5,015,000 at September 30, 1999 and expects to report severance and other costs related to the operational changes announced today in its results for the quarter ended December 31, 1999.

Aastrom Biosciences, Inc. is pioneering the development of proprietary clinical systems including the AastromReplicell(TM) System, a first of its kind product, to enable physicians and patients greater accessibility to cells used for therapy. Aastrom has received patents covering methods and devices for the ex vivo production of human stem and other types of cells, as well as for the genetic modification of stem cells. The AastromReplicell(TM) System is under development, and is not available for sale at this time in the U.S., except for research and investigational use.


This document contains forward-looking statements, including without limitation, statements concerning potential strategic alliances, possible merger and acquisition activities, product development objectives, clinical trial results, commercial introduction, and potential advantages and applications of the AastromReplicell(TM) System, which involve certain risks and uncertainties. The forward-looking statements are also identified through use of the words "anticipates," "believes," "intends," "expects," "plans," and other words of
similar meaning.   Actual results may differ significantly from the expectations contained in the forward-looking statements. Among the factors that may result in differences are the availability of resources, evaluations and decisions made by potential strategic collaborators or acquirers, the results obtained from clinical trial and development activities, regulatory approval requirements, market demand in areas where the Company's products have been launched and the degree to which the Company's products achieve market acceptance. These and other significant factors are discussed in greater detail in Aastrom's Annual Report on Form-10K and other filings with the Securities and Exchange Commission.



Contact:           Todd E. Simpson
                   VP Finance and Administration, CFO
                   Aastrom Biosciences, Inc.
                   phone:  734-930-5777

Investor & Media
Contacts:          Francesca T. DeVellis
                   Feinstein Kean Partners Inc.
                   phone:  617-577-8110

                          - Financial Table Follows -

                           AASTROM BIOSCIENCES, INC.


CONSOLIDATED STATEMENT OF OPERATIONS DATA:

                                                            Quarter ended September 30,
                                                            -------------------------
                                                              1998           1999
                                                            ----------     ----------
                                                                   (Unaudited)
REVENUES:
 Product sales and rentals.............................    $         -     $   114,000
 Grants and other......................................        163,000         271,000
                                                            ----------      ----------
  Total revenues.......................................        163,000         385,000

COSTS AND EXPENSES:
 Cost of product sales and rentals.....................              -       1,230,000
 Research and development..............................      3,093,000       1,610,000
 Selling, general and administrative...................        651,000       1,161,000
                                                            ----------      ----------
  Total costs and expenses.............................      3,744,000       4,001,000

OTHER INCOME...........................................        219,000          81,000
                                                            ----------      ----------
NET LOSS...............................................    $(3,362,000)    $(3,535,000)
                                                            ==========      ==========
COMPUTATION OF NET LOSS
APPLICABLE TO COMMON SHARES:

Net loss...............................................    $(3,362,000)    $(3,535,000)
 Dividends and yields on Preferred Stock...............       (220,000)        (96,000)
                                                            ----------      ----------
Net loss applicable to Common Shares...................    $(3,582,000)    $(3,631,000)
                                                            ==========      ==========
NET LOSS PER COMMON SHARE (Basic and Diluted)..........          $(.27)          $(.21)
                                                            ----------      ----------

Weighted average number of common shares outstanding...     13,384,000      16,985,000
                                                            ==========      ==========
CONSOLIDATED BALANCE SHEET DATA:
                                                             September 30,
                                                                1999
                                                            -------------
ASSETS
 Cash, cash equivalents and short-term investments.....    $   5,015,000
 Other current assets..................................          791,000
 Property, net.........................................          448,000
                                                              ----------
  Total assets.........................................    $   6,254,000
                                                              ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities...................................    $   1,254,000
 Shareholders' equity..................................        5,000,000
                                                              ----------
  Total liabilities and shareholders' equity...........    $   6,254,000
                                                              ==========

                                     # # #

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